FIRST AMENDMENT
                                       TO
                              HEINZ FACILITY LEASE


          This First Amendment ("First Amendment") to the Heinz Facility Lease dated January 22, 1997 (the "Facility Lease") by and between Heinz USA, a Division of H.J. Heinz Company ("Heinz") and Allegheny Development Corporation ("ADC") is entered into as of March 11, 1997.


                              W I T N E S S E T H :

          WHEREAS, Heinz and ADC, as parties thereto, desire to amend the Facility Lease in certain respects as more fully set forth below:

          NOW, THEREFORE, in consideration of the foregoing premise and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

          1. Amendments to Article I. Article I is hereby amended by (i) adding the following definition in the proper alphabetical order:

          "'Interest Payment Date' means any date on which Interest Payments are made under Section 3.03(b).

          'Maturity Date' shall mean the last Business Day of the Term."; and
(ii) deleting the words "rent payment date" in the definition of "Stipulated Loss Value" and substituting the words "Interest Payment Date" therefor:

          2. Amendment to Section 3.03. Section 3.03 is hereby deleted in its entirety and the following substituted therefor:

          "3.03
          Base Rent and Interest Payable for Lease of Energy Facility.

                (a) ADC shall pay to Heinz base rent in an amount equal to
                    $8,343,118.09 ("Base Rent") over the Term. The Base Rent shall be payable in immediately available funds in one balloon payment, which shall be due on the Maturity Date without notice, presentment or demand.

                (b) The Base Rent shall bear interest on the unpaid
                    principal balance thereof from time to time outstanding. ADC shall make payments of accrued interest (the "Interest Payments") in equal, consecutive monthly installments of $41,715.00 commencing on March 1, 1997 and thereafter on the 1st day of each of the succeeding 179 calendar months."

          3. Amendment to Section 7.05. The second sentence in Section 7.05 is hereby deleted and the following sentence substituted therefor: "Cost associated with subsection (i) above shall be recovered by ADC through an off-set to the Interest Payments payable by ADC under Section 3.03(b) hereof."

          4. Amendments to Section 9.02. Section 9.02(a) is hereby deleted in its entirety and the following substituted therefor:

          "9.02
           Remedies.

                (a) Upon the occurrence of any ADC Event of Default and at any time thereafter so long as the same shall be continuing, Heinz may declare this Agreement to be in default. At any time thereafter, so long as ADC shall have not remedied all outstanding ADC Events of Default (other than a failure to pay Base Rent on the Maturity Date), Heinz may do one or more of the following with respect to any and all of the Real Property and the Energy Facility and the component parts thereof as Heinz in its sole discretion may elect to:

                (i) Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by ADC of the applicable covenants and terms of this Agreement or to recover damages for the breach thereof;

               (ii) By notice in writing to ADC, terminate this Agreement, whereupon all rights of ADC under Section 2.01 and 2.02 shall absolutely cease and terminate as though this Agreement had never been made, and Heinz may demand that ADC, and ADC shall upon written demand of Heinz, return sole and exclusive custody and use of the Real Property and the Energy Facility promptly to Heinz; or Heinz, at its option may enter upon the premises and take immediate possession of the same by summary proceedings or otherwise, all without liability to ADC for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise.

                (b) In the event that ADC fails to pay to Heinz the Base
                    Rent on the Maturity Date, Heinz's sole remedy shall be to terminate this Agreement under Section 9.02(a)(ii). The Parties hereby acknowledge that in (i) such event or (ii) the event that ADC defaults under any other provision of this Agreement and Heinz exercises its rights under 9.02(a)(ii), the Interest Payments received by Heinz and the value of the capital improvements made to the Energy Facility over the Term (which shall revert to Heinz under Section 12.02) constitute liquidated damages in an amount sufficient to make Heinz whole for any and all losses or damages suffered as a result of any such breach. The Parties further agree, and Heinz hereby acknowledges, that Heinz shall not be entitled to any other remedy available at law or equity upon the occurrence any ADC Event of Default referred to in this Section 9.02(b). Under no circumstances shall ADC be contractually obligated to pay Base Rent or any component thereof prior to the Maturity Date. Under no circumstances will Interest Payments to be made hereunder be considered a component of Base Rent." and

                    Section 9.02 (b) is hereby redesignated as Section 9.02(c).

          5. Amendment to Section 9.03. The words "Base Rent" in the parenthetical "(including, without limitation, the Base Rent)" are deleted and the words "Interest Payments" substituted therefor.

          6. Amendment to Section 11.01. Section 11.01 is hereby deleted in its entirety and the following substituted therefor:

          "11.01 Event of Loss. If any Event of Loss with respect to the Energy Facility shall occur during the Term, ADC shall give to Heinz written notice (herein called a "Loss Notice") within one (1) business day after the occurrence thereof, which Loss Notice shall specify the circumstances resulting in such Event of Loss. ADC shall pay to Heinz, on the Interest Payment date occurring on or next succeeding the date on which such Event of Loss occurred, in addition to the payment of the Interest Payments and Contingent Rent otherwise due under Section 3.04, the Stipulated Loss Value established for such Interest Payment date under Exhibit F hereto." Upon (and not until) payment of such Stipulated Loss Value and the payment of the Interest Payments and Contingent Rent then due, this Agreement shall terminate and no further Interest Payments, Contingent Rent or Base Rent shall be payable for or in respect of the Energy Facility."

          7. Amendment to Section 12.01. The first sentence of Section 12.01 is hereby deleted and the following substituted therefor:

     "Not later than 90 days prior to the end of the initial Term, Heinz may deliver to ADC written notice of its election to renew this Agreement for a period of fourteen (14) years or less (the "Renewal Term") commencing upon expiration of the Term and subject to substantially the terms and conditions applicable to the initial Term, except that the Base Rent, Contingent Rent and Stipulated Loss Value for the Renewal Term shall be established by negotiation of the Parties."

          8. Amendment to Section 12.03. Section 12.03 is hereby deleted and the following substituted therefor:

     "12.03
     Prepayment of Contractual Obligations by ADC. At any time during the Term or any Renewal Term provided that termination of this Agreement is subsequent to the termination of any and all contractual arrangements between Heinz and ADC relating to the Manufacturing Facility, ADC shall have the right to prepay its obligations hereunder and terminate this Agreement upon (i) delivery of thirty (30) days prior written notice to Heinz, which notice shall state a date on which the termination is to become effective (the "Termination Date") and (ii) payment of the Stipulated Loss Value and any Interest Payments or Contingent Rent payable as of the Termination Date. The Termination Date shall occur no less than 30 days after delivery of the foregoing notice to Heinz and payment of the amounts due under subsection (ii) above shall be made in immediately available funds on the Termination Date. Upon such payment, title to the Energy Facility will pass under Section 12.02."

          9. Amendment to Section 14.05. Section 14.05 is hereby amended by adding the following provision at the end thereof:

          "Irrespective of (i) any indemnification obligations that Heinz may have as a result of such assignment and assumption and (ii) whether such assignment and assumption in fact takes place, Heinz hereby agrees that if Heinz terminates this Agreement for any reason other than upon the occurrence of an ADC Event of Default or Force Majeure and such termination results in a claim being brought against ADC by Pittsburgh Thermal, to recover the unamor itized cost of the export pipeline to be constructed by Pittsburgh Thermal then Heinz shall indemnify ADC and hold ADC harmless against any costs, liens or charges associated in any way whatsoever with such claim."

          10. New Exhibit F. Exhibit F (Stipulated Loss Value) to the Facility Lease is hereby deleted in its entirety and the new Exhibit F attached hereto is substituted therefor.

          11. Effective Date of Amendment. This First Amendment shall be effective immediately upon the execution hereof.

          12. Confirmation of Agreement. Except as explicitly set forth above, all of the provisions of the Facility Lease are hereby ratified and confirmed.

          13. Governing Law. This First Amendment shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

          14. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

          IN WITNESS WHEREOF, Heinz and ADC have caused this First Amendment to be executed by their duly authorized officers, as of the date first above written.

ATTEST:                                         HEINZ USA




                                                ALLEGHENY DEVELOPMENT
                                                CORPORATION